FOR IMMEDIATE RELEASE     FOR FURTHER INFORMATION CONTACT:
                          DANIEL M. JUNIUS AT (978) 449-3416



                NEW ENGLAND BUSINESS SERVICE, INC.
                 ANNOUNCES THIRD QUARTER RESULTS


GROTON, MA  April 23, 2003  New England Business Service,
Inc. (NYSE: NEB) today announced results for its third quarter ended March 29, 2003.

Revenues for the third quarter of fiscal 2003 were $127.3 million, versus $132.9 million in the prior year, a decline of 4.2%. Net income of $5.9 million, or $.44 per share, compares with $4.6 million, or $.35 per share, in the year ago period. Excluding the impact of the non-recurring items discussed in the paragraph below, net income was $5.3 million in the quarter, or $.40 per share, versus $4.9 million, or $.37 per share, in the prior year's third quarter.

Earnings in the current period include a $1.0 million pretax gain, or $.04 per share after-tax, from receipt of proceeds from the sale of the Company's equity interests in Advantage Payroll Services, Inc., as a result of their merger with Paychex, Inc. The receipt of this payment in the third quarter completes the Advantage transaction announced earlier in the fiscal year. Fiscal 2002 third quarter results include pretax costs related to previously announced restructuring actions (including exit costs, training costs and relocation costs) of $335,000, or $.02 per share after-tax. In the third quarter of the current year, there were no restructuring or integration charges.

Mr. Robert J. Murray, Chairman and CEO, commented, "Continued cost management, favorable sales mix, lower interest and amortization expense and the final proceeds from the Advantage sale allowed us to increase pretax earnings despite a sales decline. State tax changes enacted during the quarter that were retroactive to the beginning of our fiscal year resulted in a tax rate of 41.3% in the quarter. This compares to 38.4% a year ago and an expected rate of 38.8% for the full year, adversely impacting earnings per share by approximately $.03 cents in the quarter."

Mr. Murray continued, "During this past quarter we received the final payment for our equity interest in Advantage Payroll, now owned by Paychex. Our U.S. payroll service sales are proceeding in line with expectations, and we anticipate installing over 3,600 new payrolls in the fiscal year. Our Canadian subsidiary, NEBS Business Products Limited, recently acquired the payroll division of Parkwood Computer Services Inc. This marks their entry into payroll services which they will market through both their national sales force and direct mail operations."

Mr. Murray added, "Given our third quarter results and continuing uncertainty of the U.S. economy, we now expect revenue for the year to be 3-5% below last year. We currently expect results from operations in the fourth quarter to be down from a year ago due to lower revenue, offset by reduced interest expense year-to-year. This is subject to any potential impact from the year-end intangible asset review, particularly pertaining to our PremiumWear subsidiary which has experienced declining revenue and operating losses."

The Company repurchased 150,000 shares of its stock during the third quarter, leaving approximately 975,000 shares remaining under the current authorization.

The Board of Directors of the Company declared a dividend of $.20 per share with a record date of May 9, 2003 and a payment date of May 23, 2003.

The conference call to review the Company's third quarter results will be broadcast live via the investor relations section of the Company's web site, www.nebs.com, at 11:00 AM ET on Thursday, April 24, 2003. A replay will be available at the same location for one week after the broadcast.

The Company's consolidated financial results, balance sheet and statement of changes in financial position are attached along with supplemental information regarding revenues and profit from operations by reporting segment.

New England Business Service, Inc. is a leading business-to-business direct marketing company with 2.5 million active small business customers in the United States, Canada, the United Kingdom and France. The Company supplies a wide variety of business products and services which are marketed through direct mail, telesales, a direct sales force, dealers and the Internet. The Company also designs, embroiders and sells specialty apparel products through distributors and independent sales representatives to the promotional products/advertising specialty industry, primarily in the United States. More information about New England Business Service, Inc. is available at the Company's web site, www.nebs.com.

This press release contains forward-looking statements, including expectations for future revenue and earnings performance arising from current trends in referenced product lines and channels, and other initiatives. These forward-looking statements reflect the Company's current expectations only, and the Company expressly disclaims any current intention to update such statements. There can be no assurance that the Company's actual results will not differ materially from those expressed or implied by these statements due to various risks and uncertainties, including changed customer preferences or economic conditions affecting demand for the Company's products, and other factors described in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2002, on file with the Securities and Exchange Commission.

                             NEW ENGLAND BUSINESS SERVICE, INC.
                             CONSOLIDATED STATEMENTS OF INCOME
                           (IN THOUSANDS EXCEPT PER SHARE DATA)
                                      (unaudited)
                                                THREE MONTHS ENDED    NINE MONTHS ENDED
                                               -------------------   -------------------
                                               Mar. 29,   Mar. 30,    Mar. 29,    Mar. 30,
                                                 2003       2002        2003        2002
                                               --------   --------    --------   --------
NET SALES                                      $127,267   $132,879    $408,717   $423,926
  COST OF SALES                                  54,765     58,554     172,182    184,310
                                               --------   --------    --------   --------
GROSS PROFIT                                     72,502     74,325     236,535    239,616
PERCENT OF SALES                                   57.0%      55.9%       57.9%      56.5%

OPERATING EXPENSES
  SELLING AND ADVERTISING                        44,519     46,147     140,117    145,639
  GENERAL AND ADMINISTRATIVE                     17,393     17,313      55,908     53,655
                                               --------   --------    --------   --------
     TOTAL OPERATING EXPENSES                    61,912     63,460     196,025    199,294
                                               --------   --------    --------   --------
INCOME FROM OPERATIONS                           10,590     10,865      40,510     40,322
PERCENT OF SALES                                   8.3%       8.2%        9.9%       9.5%

OTHER (EXPENSE)/INCOME
  INTEREST INCOME                                    35         37         110        135
  INTEREST EXPENSE                               (1,622)    (3,361)     (6,677)   (10,196)
  LOSS ON SETTLEMENT OF INTEREST RATE SWAPS           -          -      (3,277)         -
  GAIN ON SALE OF LONG-TERM INVESTMENT            1,027          -      11,424          -
                                               --------   --------    --------   --------
     TOTAL OTHER (EXPENSE)/INCOME                  (560)    (3,324)      1,580    (10,061)
                                               --------   --------    --------   --------
INCOME BEFORE INCOME TAXES                       10,030      7,541      42,090     30,261
PROVISION FOR INCOME TAXES                        4,144      2,895      16,309     11,620
                                               --------   --------    --------   --------
INCOME BEFORE THE EFFECT OF A CHANGE
  IN ACCOUNTING PRINCIPLE                         5,886      4,646      25,781     18,641

EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE-
  NET OF TAX                                          -          -           -     (2,792)
                                               --------   --------    --------   --------
NET INCOME                                     $  5,886   $  4,646    $ 25,781   $ 15,849
                                               ========   ========    ========   ========
PER SHARE AMOUNTS:
------------------
DILUTED EARNINGS PER SHARE BEFORE THE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE          $    .44   $    .35   $   1.93    $  1.45
                                               ========   ========   ========    =======
EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE     $      -   $      -   $      -    $  (.22)
                                               --------   --------   --------    --------
DILUTED EARNINGS PER SHARE                     $    .44   $    .35   $   1.93    $  1.23
                                               ========   ========   ========    ========
DIVIDENDS                                      $    .20   $    .20   $    .60    $   .60
                                               ========   ========   ========    ========

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING      13,274     13,089     13,324     12,845
                                               ========   ========   ========    ========

The items identified below relate to past restructuring actions, benefits related to our sale of our investment in Advantage Payroll Services, Inc. and charges related to the settlement of interest rate swaps due to the sale of Advantage in various periods, which is not in accordance with GAAP.  These items are being separately identified as we believe these restructuring actions and other events are unusual and infrequent in nature and are not directly tied to the operations and results of our core business activities.
Therefore, it makes it easier to understand the trends in the base business without the effects of these identified items. Management performance targets are also set and measured against on a basis that excludes these items.

Net Income for the three months ended March 29, 2003 includes a net after-tax gain of
$605, or $0.04 per diluted share, related to the sale of equity interests in Advantage
Payroll, Inc.

Net Income for the three months ended March 30, 2002 included a net after-tax charge of
$207, or $0.02 per diluted share, related to previously announced restructuring actions.
On a pretax basis, the total costs were $335, reported in the following categories: Cost of Sales $353, Selling and Advertising $26 and General and Administrative $(44).

Net Income for the nine months ended March 29, 2003 includes a net after-tax gain of
$6,997, or $0.52 per diluted share, related to the sale of equity interests in Advantage
Payroll, Inc. and a net after-tax charge of $2,007, or $0.15 per diluted share, related to the loss on settlement of interest rate swaps.

Net Income for the nine months ended March 30, 2002 included a net after-tax charge of
$603, or $0.05 per diluted share, related to previously announced restructuring actions.
On a pre-tax basis, the total costs were $979, reported in the following categories: Cost of Sales $724, Selling and Advertising $122, and General and Administrative $133.

Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation.


                       NEW ENGLAND BUSINESS SERVICE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              (IN THOUSANDS)

                                                    Mar. 29,        June 29,
                                                     2003            2002
                                                   --------       --------
                                                   (unaudited)
ASSETS
------
CASH AND CASH EQUIVALENTS                          $  5,728       $  6,112
ACCOUNTS RECEIVABLE, NET                             52,795         55,738
INVENTORIES, NET                                     35,036         34,095
DIRECT MAIL ADVERTISING MATERIALS, NET
   AND PREPAID EXPENSES                              13,107         13,374
DEFERRED INCOME TAX BENEFIT                          11,474         13,240
                                                   --------       --------
    TOTAL CURRENT ASSETS                            118,140        122,559
PROPERTY AND EQUIPMENT, NET                          70,478         73,602
NET PROPERTY HELD FOR SALE                              328            328
GOODWILL, NET                                        68,066         67,964
INTANGIBLES, NET                                     11,727         12,046
CUSTOMER LISTS, NET                                   5,433          9,765
TRADENAMES, NET                                      30,073         30,073
LONG-TERM INVESTMENT                                      -         30,521
DEFERRED INCOME TAXES AND OTHER ASSETS               22,277         22,064
                                                   --------       --------
    TOTAL                                          $326,522       $368,922
                                                   ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
ACCOUNTS PAYABLE                                   $ 12,779       $ 16,858
ACCRUED EXPENSES                                     44,207         48,126
CURRENT PORTION OF LONG-TERM DEBT                       514          1,102
                                                   --------       --------
    TOTAL CURRENT LIABILITIES                        57,500         66,086
LONG-TERM DEBT                                       96,177        148,358
DEFERRED INCOME TAXES                                18,008         17,758
STOCKHOLDERS' EQUITY                                154,837        136,720
                                                   --------       --------
     TOTAL                                         $326,522       $368,922
                                                   ========       ========

Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation.

                     NEW ENGLAND BUSINESS SERVICE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (IN THOUSANDS)
                                (unaudited)
                                                        Nine Months Ended
                                                       -------------------
                                                     Mar. 29,     Mar. 30,
                                                      2003          2002
                                                     --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
NET INCOME                                           $ 25,781      $ 15,849

ADJUSTMENTS TO RECONCILE NET INCOME TO CASH:

  DEPRECIATION                                         14,774        13,945
  AMORTIZATION                                          5,342         6,692
  DEFERRED INCOME TAXES                                   (79)            -
  LOSS ON DISPOSAL OF EQUIPMENT                            52            57
  GAIN ON SALE OF LONG-TERM INVESTMENT                (11,424)            -
  CHANGE IN ACCOUNTING PRINCIPLE                            -         2,792
  PROVISION FOR LOSSES ON ACCOUNTS RECEIVABLE           4,267         3,767
  DEFERRED GRANTS                                          (6)            -
  EMPLOYEE BENEFIT CHARGES                                694         3,849
CHANGES IN ASSETS AND LIABILITIES:
  ACCOUNTS RECEIVABLE                                  (1,124)         (426)
  INVENTORIES AND ADVERTISING MATERIAL                 (1,685)        7,590
  PREPAID EXPENSES AND OTHER ASSETS                     1,668           553
  ACCOUNTS PAYABLE                                     (4,123)       (5,460)
  INCOME TAXES PAYABLE                                  1,725         2,434
  OTHER ACCRUED EXPENSES                               (1,418)         (607)
                                                     --------      --------
NET CASH PROVIDED BY OPERATING ACTIVITIES              34,444        51,035
                                                     --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
--------------------------------------
ADDITIONS TO PROPERTY AND EQUIPMENT                   (11,501)      (11,368)
PURCHASE OF LONG-TERM INVESTMENT                       (5,421)      (17,652)
PROCEEDS FROM SALE OF LONG-TERM INVESTMENT             47,366             -
PROCEEDS FROM SALE OF EQUIPMENT                            11            24
                                                     --------      --------
NET CASH PROVIDED BY/(USED IN)
     INVESTING ACTIVITIES                              30,455       (28,996)
                                                     --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
REPAYMENT OF DEBT                                     (90,769)      (98,140)
PROCEEDS FROM BORROWINGS - NET OF ISSUANCE COSTS       37,309        84,181
PROCEEDS FROM ISSUANCE OF COMMON STOCK                    619         2,813
ACQUISITION OF TREASURY STOCK                          (4,894)            -
DIVIDENDS PAID                                         (7,811)       (7,585)
                                                     --------      --------

NET CASH USED IN FINANCING ACTIVITIES                 (65,546)      (18,731)
                                                     --------      --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                   263          (127)
---------------------------------------              --------      --------
NET CHANGE IN CASH AND CASH EQUIVALENTS                  (384)        3,181
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD        6,112         7,154
                                                     --------      --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD           $  5,728      $ 10,335
                                                     ========      ========

Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation.

                             NEW ENGLAND BUSINESS SERVICE, INC.
                             SEGMENT FINANCIAL INFORMATION
                                     (IN THOUSANDS)
                                      (unaudited)
                                                THREE MONTHS ENDED    NINE MONTHS ENDED
                                               -------------------   -------------------
                                               Mar. 29,   Mar. 30,    Mar. 29,    Mar. 30,
                                                 2003       2002        2003        2002
                                               --------   --------    --------   --------
NET SALES
---------

DIRECT MARKETING-U.S.                         $ 62,626   $ 66,466     $207,406   $217,674
DIRECT SALES-U.S.                               27,439     27,066       82,350     79,958
PACKAGING & DISPLAY PRODUCTS                    18,577     18,342       60,891     59,877
INTERNATIONAL                                    9,306      9,045       29,146     29,466
APPAREL                                          9,319     11,960       28,924     36,951
                                               --------   --------    ---------  ---------
   TOTAL                                      $127,267   $132,879     $408,717   $423,926
                                               --------   --------    ---------  ---------
                                               --------   --------    ---------  ---------

PROFIT(LOSS) FROM OPERATIONS
-----------------------------

DIRECT MARKETING-U.S.                         $ 13,126   $ 13,691     $ 47,060   $ 47,851
DIRECT SALES-U.S.                                2,815      2,620        8,824      6,769
PACKAGING & DISPLAY PRODUCTS                       278        411        1,863      1,369
INTERNATIONAL                                      152        457        1,758      2,058
APPAREL                                         (1,347)      (992)      (2,440)    (1,348)
                                               --------   --------    ---------  ---------
   TOTAL                                      $ 15,024   $ 16,187     $ 57,065   $ 56,699
                                               --------   --------    ---------  ---------
                                               --------   --------    ---------  ---------

Profit (loss) from operations is similar to income from operations as reported on the consolidated statements of income in that it excludes interest and other income and expense. This measure, however, also excludes certain items that are reported within income from operations. These include management incentive compensation, amortization, integration charges, restructuring charges, impairment charges and corporate expenses. The chief operating decision-maker, in assessing segment results, does not consider these items. In order to reconcile the segment numbers above to the Company's income before income taxes, adjustments representing the items listed above totaling $4,994 and $8,646 for the three months and $14,975 and $26,438 for the nine months ended March 29, 2003 and
March 30, 2002, respectively, need to be made to the reported segment results.

Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation.